As filed with the Securities and Exchange Commission on January 30, 2001
                                              Registration No. 333-_______

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            METEOR INDUSTRIES, INC.
             ----------------------------------------------------
             Exact name of Registrant as specified in its charter

            Colorado                                    84-1236619
-------------------------------                 --------------------------
(State or other Jurisdiction of                 (I.R.S. Employer Identifi-
Incorporation or Organization)                        cation Number)

             1401 Blake Street, Suite 200, Denver, Colorado 80202
         ------------------------------------------------------------
         (Address of principal executive offices, including Zip Code)

                          1998 Incentive Equity Plan
                          --------------------------
                           (Full title of the plan)

                          Edward J. Names, President
             1401 Blake Street, Suite 200, Denver, Colorado 80202
                                (303) 572-1135
             ----------------------------------------------------
                (Name, address and telephone number, including
                         area code, of agent for service)

                                    Copy to:

                               Jon D. Sawyer, Esq.
                       Krys Boyle Freedman & Sawyer, P.C.
                     600 Seventeenth Street, Suite 2700 S.T.
                            Denver, Colorado  80202
                                 (303) 893-2300

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
                        Amount    Proposed Maxi-   Proposed Maxi-  Amount
Title of Securities     to be      mum Offering    mum Aggregate   of Regis-
 to be Registered     Registered  Price Per Share  Offering Price  tration
-----------------------------------------------------------------------------
Common Stock,          2,394,134    $3.457(1)      $8,276,521     $2,069.13
$.001 Par Value(2)
-----------------------------------------------------------------------------

(1) Based on the exercise prices of options outstanding under the 1998 Incentive Equity Plan as to 1,819,578 shares and the average of the bid and ask prices of the Registrant's Common Stock on January 25, 2001, as reported on the Nasdaq SmallCap Market as to the remaining 574,556 shares.

(2) This Registration Statement relates to Registration Statement No. 333-46504 and is being filed pursuant to General Instruction E of Form S-8 in order to register additional securities in the same class as other securities for which a registration statement file on this form relating to the same employee benefit plan is effective.

     On September 25, 2000, the Registrant filed a Registration Statement on Form S-8, Registration Statement No. 333-46504 to register 105,866 shares of common stock, $.001 par value (the "Common Stock") which were issuable under the Registrant's 1998 Incentive Equity Plan (the "Plan"). The contents of Registration Statement No. 333-46504 are incorporated by reference in this Registration Statement. The Registrant is now filing this separate Registration Statement to register an additional 2,394,134 shares of Common Stock which may be issued under the Plan.

ITEM 8.  EXHIBITS.

     The following documents are filed as exhibits to this Registration
Statement:

EXHIBIT
NUMBER                               TITLE

 4.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 2.1 to Registrant's Form 1-A Offering Statement, SEC File No. 24D-3802 SML);

 4.2 Bylaws (incorporated by reference to Exhibit 2.2 to Registrant's Form 1-A Offering Statement SEC File No. 24D-3802 SML).

 5 Opinion of Krys Boyle Freedman & Sawyer, P.C. regarding the legality of the securities being registered.

23.1 Consent of Krys Boyle Freedman & Sawyer, P.C. (contained in its opinion filed as Exhibit 5);

23.2        Consent of PricewaterhouseCoopers LLP.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Denver, State of Colorado, on the 29th day of January 2001.

                                     METEOR INDUSTRIES, INC.


                                     By:/s/ Edward J. Names
                                        Edward J. Names, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capaci-

ties and on the dates indicated.

        SIGNATURE                       TITLE                      DATE



/s/ Edward J. Names             President, Chief Executive      Jan. 29, 2001
Edward J. Names                 Officer and Director



/s/ Richard E. Kisser           Chief Financial Officer         Jan. 29, 2001
Richard E. Kisser               (Principal Financial and
                                Accounting Officer),
                                Secretary, Treasurer and
                                Vice President, Accounting
                                and Finance


/s/ Ilyas Chaudhary             Director                        Jan. 29, 2001
Ilyas Chaudhary



/s/ Dennis R. Staal             Director                        Jan. 29, 2001
Dennis R. Staal



/s/ Irwin Kaufman               Director                        Jan. 29, 2001
Irwin Kaufman



/s/ Richard E. Dana             Director                        Jan. 29, 2001
Richard E. Dana